SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               August 31, 2006
                               ----------------
                                Date of Report
                       (Date of Earliest Event Reported)

                             PCS EDVENTURES!.COM, INC.
                             -------------------------
            (Exact Name of Registrant as Specified in its Charter)

        IDAHO                   000-49990              82-0475383
        -----                   ---------              ----------
     (State or other       (Commission File No.)   (IRS Employer I.D. No.)
      Jurisdiction)

                         345 Bobwhite Court, Suite 200
                             Boise, Idaho 83706
                             ------------------
                      (Address of Principal Executive Offices)

                                 (208) 343-3110
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets

     On August 31, 2006, PCS Edventures!.com, Inc., an Idaho corporation
(PCS), closed an Asset Purchase Agreement wherein PCS purchase a single technological asset as described below from Education Enterprise Solutions, LLC, a Montana corporation (E2S).

     PCS purchased school management software and related intellectual property from E2S payable in 375,000 shares of restricted common stock at a stock price of $0.60 per share. In addition to the purchase price payable to E2S, the Agreement further provided for royalty fees to be paid to E2S and its shareholders as follows: (i) 5% of the gross collected revenue created from the assets purchased from E2S for a period of seven years, and (ii) 3% of the gross collected revenues created from the assets purchased from E2S for a period of an additional three years.

Item 9.01 Financial Statements and Exhibits

     PCS is exempt from providing financial statements for the purchase of the technology described above. First, the purchase price of the technology (assets) being purchased divided by the total assets of PCS as of June 30, 2006, is 17%. According to Regulation S-X Item 210.3-05(b)(2)(i), "If none of the conditions exceeds 20 percent, financial statements are not required." Thus, the purchase of technological assets qualifies as exempt from financial statement requirements. The calculation was based on a purchase price of $225,000, which is comprised 375,000 shares of Rule 144 common stock issued to E2S at $0.60 based on restrictions set forth in the Note Purchase Agreement between the Company and Barron Partners, LP (discussed in the 8K filed with the SEC on January 9, 2006). The purchase price of the asset is divided by $1,322,254, which is the total assets of the Company as listed in the 10-QSB for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on August 14, 2006.

     Second, the Company is purchasing a single asset, namely a school information management system, not a company. After the purchase, E2S may continue to service their existing customers utilizing their current platform and delivery system. PCS purchased the single technological asset, modifying it to our specifications, and modifying its delivery platform. After the revised product is available for sale, PCS will be paying a royalty to E2S as a condition of the purchase of their platform. Since PCS is purchasing a single asset and E2S may continue in its normal course of business, the asset purchase is not required to be disclosed in the same manner as a merger or acquisition of a company and thus no financial statements have been provided.

     Exhibit No.        Exhibit Description
     -----------        --------------------

     10.1           Asset Purchase Agreement dated August 31, 2006

          * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PCS EDVENTURES!.COM, INC.



Date: 9/6/2006                     /s/Anthony A. Maher

      --------                     ----------------------------
                                   Anthony A. Maher, CEO, President and
                                   Chairman of the Board of Directors
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